                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 27, 1997 (except with respect to the matter discussed in Note 4, as to which the date is April 15, 1997 and the matters discussed in Note 15, as to which the date is January 12, 1998) on the consolidated financial statements of Computervision Corporation as of December 31, 1996, included in Parametric Technology Corporation's Annual Report on Form 10-K, for the year ended September 30, 1998.



                                      /s/ Arthur Andersen LLP

                                      Arthur Andersen LLP


Boston, Massachusetts
April 8, 1999